UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 13, 2025

Date of Report (Date of earliest event reported)

DALRADA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

wyoming	000-12641	38-3713274
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

600 La Terraza Blvd., Escondido, California		92025
(Address of principal executive offices)		(Zip Code)

(858) 283-1253

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01      Transfer of Listing

Dalrada Financial Corporation’s OTC Markets status changed to the “Expert Market” on OTCMarkets.com as of January 15, 2025. The reason for the change is the time frame for the filing of the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2024.

On January 13, 2024, due to a change in auditors, Dalrada filed its 10-K Company’s GAAP-based financial statements for the period ending June 30, 2024 late, without a report of its independent registered public accounting firm. The financial statements contained in that Annual Report on Form 10-K met the Alternative Reporting Standards of the OTC Markets Group Inc. and it was believed by management to fairly present the financial statements of the Company as at June 30, 2024 for the 12 months then ended. However, the filing was deficient as an annual report filed under Section 13 of the Securities Exchange Act of 1934 because such financial statements do not contain a report of the Company’s PCAOB registered independent public accounting firm. As of January 13, 2024, that accounting firm had not completed its audit procedures in respect of the Company’s financial statements for the fiscal year ended June 30, 2024; hence, no report was included in that 10-K filing. The Company plans to remedy this deficiency through the filing of an amended Annual Report on Form 10-K as promptly as possible, which will include an audit report and a footnote to the Company’s financial statements that will explain in tabular form any variances between the initial filing and the amended filing.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 17, 2025	DALRADA FINANCIAL CORPORATION

	By:	/s/ Brian Bonar
Brian Bonar Officer, Director

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